Exhibit 99.1

iSpecimen Inc. Announces Pricing of Approximately $1.75 Million Private Placement Priced At-the-Market

WOBURN, Mass., July 31, 2025 (GLOBE NEWSWIRE) -- iSpecimen Inc. (Nasdaq: ISPC) (“iSpecimen” or the “Company”), an online global marketplace that connects scientists requiring biospecimens for medical research with a network of healthcare specimen providers, today announced that it entered into a securities purchase agreement with accredited investors for aggregate gross proceeds of approximately $1.75 million, before deducting fees to the placement agent and other offering expenses payable by the Company. The Company intends to use the net proceeds from the offering to pay $500,000 for marketing and advertising services to be provided by IR Agency LLC, and the remainder for working capital and general corporate purposes.

In connection with the offering, the Company will issue 1,559,828 shares of common stock (or pre-funded warrants to purchase shares of common stock) at a purchase price of $1.122 per share, priced at-the-market under Nasdaq rules.

The offering is expected to close on or about August 1, 2025, subject to the satisfaction of customary closing conditions.

WestPark Capital, Inc. is acting as the exclusive placement agent in connection with the offering.

Additional details regarding the offering will be available in a Form 8-K to be filed by the Company with the Securities and Exchange Commission (the “SEC”).

The securities described above have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from such registration requirements. The securities were offered only to accredited investors. Pursuant to a registration rights agreement with the investor, the Company has agreed to file one or more registration statements with the SEC covering the resale of the shares of common stock and the shares issuable upon exercise of the pre-funded warrants.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About iSpecimen

iSpecimen (Nasdaq: ISPC) offers an online marketplace for human biospecimens, connecting scientists in commercial and non-profit organizations with healthcare providers that have access to patients and specimens needed for medical discovery. Proprietary, cloud-based technology enables scientists to intuitively search for specimens and patients across a federated partner network of hospitals, labs, biobanks, blood centers and other healthcare organizations. For more information, please visit www.ispecimen.com.

Safe Harbor Statement

Statements in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements.” These statements include, but are not limited to, statements concerning the development of our company. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The reader is cautioned not to rely on such forward-looking statements. Such forward-looking statements relate to future events or our future performance. In evaluating these forward-looking statements, you should consider various factors, including the uncertainty regarding future commercial success; risks and uncertainties associated with market conditions and the Company’s ability to satisfy the closing conditions related to the Offering. These and other factors may cause our actual results to differ materially from any forward-looking statements. Forward-looking statements are only predictions and actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on April 14, 2025, as well as other SEC filings. Any forward-looking statements contained in this press release speak only as of the date hereof and, except as required by federal securities laws, iSpecimen specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

info@ispecimen.com